                                                                     EXHIBIT 5.1

              [KANTROW, SPAHT, WEAVER & BLITZER (APLC) LETTERHEAD]

                                  May 4, 2004

The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, Louisiana 70809

         Re:      The Shaw Group Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for The Shaw Group Inc. (the "Company") in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering
(i) a total of 1,200,000 shares of the Company's no par value common stock (the "Common Stock") pursuant to The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees and the Shaw Group Inc. 401(k) Plan (together the "401(k) Plans"), and (ii) an indeterminable amount of interests (the "Interests") under the 401(k) Plans.

         We have examined the originals or copies certified or otherwise identified to our satisfaction of the 401(k) Plans of the Company's Restatement of the Articles of Incorporation, as amended, its By-Laws, as amended and supplemented, resolutions of its Board of Directors, or Committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

         1. The 1,200,000 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the 401(k) Plans, as applicable, and delivered as provided therein, will be validly issued, fully paid, and non-assessable; and

         2. The Interests have been duly authorized and, when issued in accordance with the provisions of the 401(k) Plans, as applicable, will be validly issued.

The Shaw Group Inc.
May 4, 2004
Page 2

         The foregoing opinion is limited to the laws of the United States of America and the State of Louisiana. For purposes of this opinion, we assume that the shares of Common Stock will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations thereunder.

                                           Very truly yours,

                                           KANTROW, SPAHT, WEAVER & BLITZER
                                           (A PROFESSIONAL LAW CORPORATION)

                                           /s/ Kantrow, Spaht, Weaver & Blitzer
                                              (A Professional Law Corporation)